MEDCARE TECHNOLOGIES, INC.

                        ESCROW AGREEMENT AND INSTRUCTIONS

This Escrow Agreement and Instructions (the "Agreement") dated as of June __, 1998 is made by and among MEDCARE TECHNOLOGIES, INC., a Delaware corporation (the "Company"), SWARTZ INVESTMENTS, LLC, a Georgia limited liability company ("Placement Agent"), the undersigned subscriber of Series A Preferred Stock executing this Agreement ("Subscriber") and FIRST UNION NATIONAL BANK OF GEORGIA, as escrow agent (the "Escrow Agent") with respect to the following:


                                    Recitals

         WHEREAS, the Company issued and sold Series A Preferred Stock to the Subscriber on or about July 8, 1997 (the "Initial Closing"); and

         WHEREAS, such Series A Preferred Stock was accompanied by a warrant (the "Preferred Warrant") to purchase an amount of additional Series A Preferred Stock up to the amount purchased by the Subscriber in the Initial Closing; and

         WHEREAS, the Subscriber has exercised its Preferred Warrant to purchase additional Series A Preferred Stock (the "New Preferred Stock") in the amount set forth in the Subscriber's Preferred Warrant; and

         WHEREAS, the Company wishes to offer and sell (the "Offering") the New Preferred Stock to the Subscriber at a purchase price of $10,000 per share; and

         WHEREAS, the parties desire to establish an escrow account (the "Escrow Account") with the Escrow Agent into which certain moneys and documents will be deposited and held in escrow in connection with the Offering; and

         WHEREAS, the Escrow Agent has agreed to act as the escrow agent on behalf of the Company and Placement Agent on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the premises the parties agree as follows:

1. APPOINTMENT OF ESCROW AGENT: The parties each appoint the Escrow Agent to act as the escrow agent for the Offering, on the terms and conditions of this Agreement. The Escrow Agent agrees to act as the escrow agent and perform the functions set forth in this Agreement, subject to all its terms.

2. ESCROW AGREEMENT: The Placement Agent hereby agrees to pay the Escrow Agent for the opening of the Escrow Account plus incidental expenses (to be paid out of

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moneys wired into  escrow) for all ordinary  services  rendered  hereunder  (the
"Escrow Fee"). The Placement Agent and Company further agree to pay the Escrow Agent reasonable fees, which shall be agreed upon between the parties, for any services in addition to those provided for herein to the extent that the Placement Agent or the Company, respectively, has expressly requested such extraordinary services and has been made aware of their cost in advance of their performance.

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3.       DEPOSITS:

     SUBSCRIBER: Subscriber will cause each of the following to be presented to and deposited with the Escrow Agent:

     a) funds for payment of the New Preferred Stock ("Exercise Payments") to be made into the Escrow Account by wire transfer of U.S. dollars; and

     b) signature pages for the Agreement and Amendment between the Company and the Subscriber dated of date even herewith (the "Agreement and Amendment"), (the "Subscriber Documents"), signed by the Subscriber, for the purchase of the New Preferred Stock.

     COMPANY: Prior to a closing, the Company will cause the following to be presented to and deposited with the Escrow Agent (items (a) through (g) below are referred to herein as the "Company Documents"):

     a) original Preferred Stock certificates issued in the name of the Subscriber with the number of shares as is contained in the Agreement and Amendment approved by the Company for this Offering;

     b) One complete Agreement and Amendment, counter-signed by the Company, for the purchase of the Preferred Stock by the Subscriber;

     c) the Placement Agent's compensation, as set forth on Exhibit A attached hereto;

     d) An opinion of counsel, signed by the Company's outside legal counsel;

     e)  An   officer's   certificate   from  the  Company   stating   that  the
     representations and warranties of the Company in the Subscriber Documents are true and correct in all material respects on the date of Closing;

     f) A certificate ("Registration Effectiveness Certificate") from the Company stating that a Registration Statement covering the resale of all common stock issued or issuable upon conversion of any Series A Preferred Stock, including the New Preferred Stock, has been declared effective and is available for use.

     g) A 3 Month Warrant, issued in the name of the Subscriber, as described in the Agreement and Amendment.

A facsimile copy of any signed document(s), amendment, instruction or waiver referred to herein (except for the Preferred Stock certificates and the Warrants, for which signed originals are required) shall be sufficient for all purposes throughout this Agreement.

4. INVESTMENT OF FUNDS: All Exercise Payments received before 12:00 Noon on a given day and not disbursed on the same day received shall be deposited by the Escrow Agent into a separate First Union National Bank Money Market account established for the purpose of this escrow and shall upon clearance earn per diem interest at a rate provided by the Escrow Agent for all similar accounts.

5. OFFERING DATE AND TERMINATION DATE: For the purpose of this Escrow Agreement, the escrow's duration shall commence on the "Offering Date" which shall be June 1, 1998 and end no later than the "Termination Date" which shall be November 20, 1998.

6.       DISBURSEMENT OF FUNDS:

         (a) INSTRUCTIONS FOR EXCHANGE OF MONEY AND PREFERRED STOCK: The Escrow Agent shall hold each of the certificates for the New Preferred Stock (the "Preferred Stock certificates") and the Company Documents deposited to the order of the Company against delivery of the corresponding Subscription Agreement signature pages (signed by the respective Subscribers and counter-signed by the Company) and Exercise Payments by the respective Subscribers and shall hold the corresponding Subscription Agreement signature page (signed by the respective parties) and Exercise Payments to the order of such Subscribers, each against delivery of the Preferred Stock certificates and the Company Documents [(a) through (g) above] by the Company, all in compliance with Section 6(b) below. The Escrow Agent shall not wire proceeds from any particular Subscriber to Company unless and until Company has counter-signed that Subscriber's Subscription Agreement signature page.

         (b)      TIME FOR RELEASE OF MONEY AND PREFERRED STOCK:

          Assuming that the conditions in Section 6(c) below have been met, release of the Exercise Payments and corresponding Preferred Stock certificates that are received into Escrow at or before 12:00 Noon, Atlanta, Georgia time on any business day from the Offering Date through the Termination Date shall occur before the end of business on the date of such receipt. In the event that any Exercise Payments or Preferred Stock certificates are received into Escrow after 12:00 Noon Atlanta, Georgia time but before the close of business on any business day from the Offering Date through the Termination Date, the Escrow Agent shall release such Exercise Payments and Preferred Stock certificates as soon as practicable but no later than the close of business on the following business day.

          (c) CONDITIONS FOR RELEASE OF MONEY AND PREFERRED STOCK
CERTIFICATES:

     Beginning on the Offering Date and upon receipt of a facsimile or original signed Amendment and Agreement (or signature page) and Exercise Payments from any Subscriber and receipt of the corresponding Preferred Stock certificates in that Subscriber's name and all of the executed Company Documents (either originals or a facsimile copies thereof) from the Company, including the Registration Effectiveness Certificate, on or before November 20, 1998, the Escrow Agent is instructed to:

               (i) release the Exercise Payments, less Placement Agent's fees as detailed in Exhibit "A" (the "Placement Agent's Fee"), to the Company's account by wire transfer in immediately available funds, as set forth below; and

               (ii) deliver such corresponding Preferred Stock certificates and Company Documents signed by the Company to that Subscriber by Federal Express or equivalent courier service at the Subscriber's address as set forth in its Subscription Agreement (or such other address as is provided in writing by the Subscriber or Placement Agent); and

               (iii) deliver Placement Agent's Fee, as defined above, and copies of the Company Documents (as defined in Section 3 above) by overnight courier to Placement Agent.

     At the end of each business day, the Escrow Agent shall provide to the Company and Placement Agent, a spreadsheet or similar schedule reflecting the Subscription Agreement signature pages, Payments and Preferred Stock certificates received, and a schedule listing any moneys wired out by the Escrow Agent, if applicable. Wiring instructions for wiring funds to the Company and to Placement Agent will be provided to the Escrow Agent by the Company and Placement Agent, respectively. The Escrow Agent shall (1) call Eric S. Swartz, Brad Hathorn or Carl Johnson to confirm receipt of wiring instructions from Placement Agent, and shall (2) call Harmel Rayat to confirm receipt of Company's wiring instructions, at their respective telephone numbers set forth in Section 14(c) below.

     (d)      [Intentionally Left Blank].

     (e) RELEASE OF THE ACCRUED INTEREST. The Escrow Agent shall calculate the interest accrued on the total amount of accepted Exercise Payments made by the various Subscribers, pursuant to Paragraph 4 above. The Escrow Agent shall release the accrued interest on each of the Exercise Payments to the Company by wire transfer of immediately available funds as provided above in the normal course of business, but no later than five (5) days after the last day of the month in which the last Subscription Payment was received.

     (f) TERMINATION OF THE OFFERING: If the Escrow Agent has not received the Exercise Payments and the Subscriber Documents from the Subscriber, and all of the Company Documents from the Company, including but not limited to the Registration Effectiveness Certificate by the close of business on the
Termination Date, then the Escrow Agent shall return all Preferred Stock certificates and Company Documents to the Company and the Exercise Payments, together with any interest earned and the Subscriber Documents to the Subscriber on the following business day.

     The Escrow Agent's duties shall be terminated once the balance of the Escrow Account is disbursed pursuant to the terms hereof (except that it shall continue to be obligated to forward the accrued interest earned pursuant to
Section 6(e)).

7. COLLECTED FUNDS: No interest shall accrue on any Subscription Payment and no Subscription Payment shall be disbursed pursuant to Section 6 until the Subscription Payment has been received by the Escrow Agent in immediately available funds.

8. LIABILITY OF ESCROW AGENT: In performing any duties under this Agreement, the Escrow Agent shall not be liable to the Company, Placement Agent, Subscriber or any other party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (1) any act or failure to act or for any act omitted in good faith, or (2) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any reasonable action taken, suffered, or permitted by it in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement, except for gross negligence or willful misconduct as set forth above.

9. FEES AND EXPENSES: It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not properly fulfilled by a party other than the Escrow Agent, or if the Company or Placement Agent requests a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this
Agreement or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs, attorneys' fees, including allocating costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation and the Escrow Agent shall have the right to retain all documents or other things of value at any time held by the Escrow Agent in this Agreement until such compensation, fees, costs and expenses are paid. The Company and Placement Agent promise to pay these sums upon demand. Unless otherwise provided, Placement Agent will pay the Escrow Agent's usual charges and the bank may deduct such sums from Placement Agent's Fee.

10. CONTROVERSIES: If any controversy arises between the parties to this Agreement, or with any other person, concerning the subject matter of this Agreement, or its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. In such event, the Escrow Agent will not be liable for interest or damages, except in the case of gross negligence or willful misconduct, as set forth above. Furthermore, the Escrow Agent may at its option file an action of interpleader requiring the parties to any such controversy to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and funds held in escrow, except all reasonable cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the Company and Placement Agent, jointly and severally, agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligation and liability imposed by the terms of this Agreement.

11. INDEMNIFICATION OF ESCROW AGENT: The Company and Placement Agent, jointly and severally, and their successors and assigns agree to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, reasonable counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, except for those incurred by virtue of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses, provided that the Escrow Agent shall have no such lien in respect of compensation and expenses claimed arising out of or in connection with any actual or alleged gross negligence or willful misconduct of the Escrow Agent. Indemnification under this Section shall survive the termination of this Agreement.

         In order to induce, and as partial consideration for the Escrow Agent's acceptance of this Agreement, the Company and Placement Agent each represent, covenant and warrant to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any prospective subscribers for any of the Preferred Stock and accompanying warrants to the effect that the Escrow Agent is involved in any manner with the transactions or events contemplated in that certain Letter of Agreement between the Company and Placement Agent, Certificate of Designation or Subscription Agreements other than as Escrow Agent under this Agreement. Without limitation to any release, indemnification or hold harmless provision in favor of the Escrow Agent, as elsewhere provided in this Escrow Agreement, the Company and Placement Agent jointly and severally warrant and covenant to indemnify and hold harmless the Escrow Agent from all liabilities, costs and expenses, including reasonable attorneys' fees, which are occasioned by the threat or commencement of any claim against the Escrow Agent based in whole or in part upon the allegation of misrepresentation or omission of a material or significant fact in conjunction with the sale or subscription of any Preferred Stock and accompanying warrants.

12. TERMINATION: This Agreement shall terminate upon the completion of the conditions of Section 6, without any notices to any person, unless earlier terminated pursuant to the terms hereof.

13. RESIGNATION OF ESCROW AGENT: The Escrow Agent may resign at any time upon giving at least ten (10) days prior written notice to the Company and Placement Agent provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: The parties shall use their best effort to obtain a successor escrow agent within ten (10) days after receiving such notice. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall thereupon be discharged from any further duties and liability under this Agreement.

14.      MISCELLANEOUS:

     (a) GOVERNING LAWS: This Agreement is created by and shall be construed under the applicable laws of the State of Georgia except for matters arising under the United States Securities Act of 1933, as amended (the "Act"), which matters shall be construed and interpreted in accordance with such laws.

     (b) COUNTERPARTS: This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c) NOTICES:

     As to the Company:

             Attn: Harmel S. Rayat, Chairman
             MedCare Technologies, Inc.
             1515 West 22nd Avenue, Suite 1210
             Oak Brook, IL 60521
             Telephone:  (630) 472-5300
             Facsimile:   (630) 472-5360

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     With a Copy to:

             Attn:  Gary R. Blume, Esq.
             Gary R. Blume, P.C.
             11801 North Tatum Blvd.
             Suite 108
             Phoenix, AZ  85028
             Telephone: (602) 494-7976
             Facsimile:   (602) 494-7313


     As to the Placement Agent:

             Attn:  Mr. Eric S. Swartz
             Swartz Investments, LLC
             1080 Holcomb Bridge Road
             200 Roswell Summit, Suite 285
             Roswell, GA 30076
             Telephone:  (770) 640-8130
             Facsimile:   (770) 640-7150

      As to the Escrow Agent:

             Attn:  Brian Justice
             First Union National Bank of Georgia, Corp. Trust Dept. 999 Peachtree Street N.E., Suite 1100
             Atlanta, GA 30309
             Telephone:  (404) 827-7352
             Facsimile:    (404) 827-7305

     (d) ENTIRE AGREEMENT: This Agreement represents the entire agreement of the parties with respect to the Escrow Account with Escrow Agent and Escrow Agent is not bound by any other agreements that may exist between Placement Agent and the Company.

         (e) AUTHORIZATION FOR AMENDMENTS: This Agreement shall not be amended except pursuant to instructions in writing signed by all parties hereto. The Escrow Agent shall be authorized to act on instructions or amendments to this Agreement that are (a) signed by Mr. Eric S. Swartz, Mr. P. Bradford Hathorn, or Mr. Carlton Johnson, in the case of Placement Agent, and Mr. Harmel S. Rayat, in the case of the Company, or (b) signed by a representative of Company or Placement Agent who has been duly authorized and notice of such authorization has been provided to the Escrow Agent, signed by the signatories specified in
(a) above, as applicable. Such written authorization and notice, signed by the appropriate officer, shall constitute sufficient authorization and notice for the Escrow Agent to act upon, and the Escrow Agent shall be authorized to honor instructions or amendments signed by such authorized representatives.

                           [Intentionally Left Blank]

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     IN WITNESS WHEREOF,  the undersigned have executed this Agreement as of the date first written above.




         COMPANY:                              PLACEMENT AGENT:
         MEDCARE TECHNOLOGIES, INC.            SWARTZ INVESTMENTS, LLC

                                               By:  ___________________________
By:  ___________________________                    Eric S. Swartz, President
         Harmel S. Rayat, Chairman


         ESCROW AGENT:                         SUBSCRIBER:
         FIRST UNION NATIONAL BANK             __________________________

By:  ____________________________              By:  ____________________________
Print Name:  _____________________             Print Name:  ____________________
Title: ___________________________             Title: __________________________





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